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                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                     ___________________________
                              FORM 8-K
                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       March 10, 1998
                                                  ------------------------------

                              Altris Software, Inc.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


         California                0-15935                   95-3634089
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(State or other jurisdiction     (Commission       (IRS employer identification
      of incorporation)            file no.)                   number)

 9339 Carroll Park Drive, San Diego, California           92121
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 (Address of principal executive offices)               (Zip code)


 Registrant's telephone number, including area code    (619) 625-3000
                                                   -----------------------------

                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

          On March 11, 1998, Altris Software, Inc., a California corporation (the "Company"), announced that it is conducting a review of its financial statements for the year ended December 31, 1996 and the nine months ended September 30, 1997 with a view to determining whether all of the revenue previously reported for those periods was recognized in accordance with generally accepted accounting principles and in the proper period. Further detail regarding the review and likely restatement of certain financial statements is provided in the Company's press release relating to this development, a copy of which is attached hereto as Exhibit 99.1.

          As a result of this development, Price Waterhouse LLP, the Company's independent public accounting firm, has informed the Company, by letter dated March 10, 1998, that it is withdrawing its report dated February 25, 1997 on the Company's financial statements as of and for the year ended December 31, 1996. A copy of the letter from Price Waterhouse LLP to the Company is attached hereto as Exhibit 99.2.

ITEM 7.   EXHIBITS.

     (c)  Exhibits:

          99.1 Press Release of Altris Software, Inc., dated March 11, 1998

          99.2 Letter of Price Waterhouse LLP to Altris Software, Inc., dated March 10, 1998

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 13, 1998

                                             ALTRIS SOFTWARE, INC.

                                             By:  /s/ John W. Low
                                                ---------------------------
                                                John W. Low
                                                Chief Financial Officer


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EXHIBIT INDEX


                                                                    SEQUENTIALLY
                                                                      NUMBERED
 EXHIBIT NO.                      DESCRIPTION                           PAGE
 -----------                      -----------                        -----------
    99.1        Press Release of Altris Software, Inc., dated
                March 11, 1998                                            5

    99.2        Letter of Price Waterhouse LLP to Altris Software,
                Inc., dated March 10, 1998                                6



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